THOMPSON IM FUNDS, INC.

AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS AMENDMENT dated as of the 6th day of September, 2012, to the Distribution Agreement, dated as of the 26th day of January, 2006, as amended March 21, 2007, January 24, 2008, July 31, 2008, July 30, 2009, August 12, 2010 and July 30, 2012 (the "Distribution Agreement"), is entered into by and among Thompson IM Funds, Inc. f/k/a Thompson Plumb Funds, Inc, a Wisconsin corporation (the "Corporation"), Quasar Distributors, LLC, a Delaware limited liability company ("Distributor") and Thompson Investment Management, Inc., the investment advisor to the Corporation (the “Advisor”) is a party hereto with respect to Sections 5, 11 (B) and Exhibit B only.

RECITALS

WHEREAS, the parties have entered into a Distribution Agreement; and

WHEREAS, the Corporation, the Advisor and the Distributor desire to amend the Distribution Agreement; and

WHEREAS, Section 11 (B) of the Distribution Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Effective September 6, 2012, Thompson Plumb Funds, Inc. became known as Thompson IM Funds, Inc., a Wisconsin corporation. Accordingly, effective September 6, 2012, all references to Thompson Plumb Funds, Inc. in the Agreement were replaced with Thompson IM Funds, Inc.

Effective September 6, 2012, Amended Exhibit A of the Distribution Agreement will be replaced in its entirety by Amended Exhibit A.

Except to the extent amended hereby, the Distribution Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THOMPSON IM Funds, Inc.	quasar distributors, LLC

By: /s/ John W. Thompson	By: /s/ James R. Schoenike

Name: John W. Thompson	Name: James R. Schoenike

Title: President & CEO	Title:	President

thompson investment management, inc.

By: /s/ John W. Thompson

Name: John W. Thompson

Title: President

1

Amended Exhibit A

to the Distribution Agreement – Thompson IM Funds, Inc.

Effective September 6, 2012 - Separate Series of Thompson IM Funds, Inc.

Name of Series

Thompson LargeCap Fund f/k/a Thompson Plumb Growth Fund

Thompson Bond Fund f/k/a Thompson Plumb Bond Fund

Thompson MidCap Fund f/k/a Thompson Plumb MidCap Fund

2